Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON PATENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

01-0949984

I.R.S. Employer Identification Number

6794

(Primary Standard Industrial Code Classification Number)

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

702-945-2773

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies to:

Mr. Merrick Okamoto

Chief Executive Officer

Marathon Patent Group, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

702-945-2773 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging Growth Company [ ]
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1) (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of Registration Fee(4)
Common Stock, no par value	5,000,000 shares	$22.90	$114,500,000	$12,491.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold in connection with any stock split, stock dividend or similar transaction, or anti-dilution or other adjustment pursuant to the employee benefit plan described herein.

(2)	Includes 5,000,000 shares available for issuance under the Registrant’s current 2018 Equity Incentive Plan, which are available for issuance under the current Plan, of which shares are being offered for resale by the Selling Stockholders listed in Part II, below.

(3)	In accordance with Rule 457(n) under the Securities Act, the maximum offering price per share and the proposed maximum aggregate offering price are estimated based on the average of the $23.89 (high) and $21.90 (low) sale price of the Registrant’s Common Stock, no par value, as reported on the Nasdaq Capital Market on February 5, 2021, which date is within five business days prior to filing this Registration Statement.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act based on the average of the high and low trading prices of a share of common stock of the registrant on the Nasdaq Capital Market on February 5, 2021.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) registers shares of common stock, par value $0.0001 per share, (the “Shares”) of Marathon Patent Group, Inc. (“Marathon,” the “Registrant,” the “Company,” “we,” “us” or “our”) including:

(i)	5,000,000 Shares of our common stock to be issued upon conversion of RSUs that have been issued and that may be granted pursuant to the 2018 Marathon Patent Group, Inc. Equity Incentive Plan (the “2018 Plan”).

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used in connection with the reoffer and resale of our securities registered hereunder by the Selling Stockholders identified in the Reoffer Prospectus (the “Selling Stockholders”), some of whom may be considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The number of Shares included in the Reoffer Prospectus represents the total number of Shares held by the Selling Stockholders, as well as those that may be acquired by the Selling Stockholders pursuant to restricted stock unit awards made to the Selling Stockholders by the Registrant, and does not necessarily represent a present intention to sell any or all such Shares by the Selling Stockholders.

I

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, beginning on Page 1 through Page 10, up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the Reoffer Prospectus is a part, constitutes a “Reoffer Prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to General Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers or resales of Shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the Selling Stockholders named in the Reoffer Prospectus.

Item 1.	Plan Information.

The Company will provide each recipient (the “Recipients”) of a grant under the 2018 Plan with documents that contain information related to the 2018 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives Shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Merrick Okamoto

Chief Executive Officer
Marathon Patent Group, Inc.
1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

702-945-2773

ii

REOFFER PROSPECTUS

Marathon Patent Group, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

702-945-2773

5,000,000 Shares of Common Stock

This Reoffer Prospectus relates to 5,000,000 shares of our common stock, par value $0.0001 per share (the “Shares”), that may be offered and resold from time to time by the selling stockholders identified in this Reoffer Prospectus (the “Selling Stockholders”) for their own account. Some of the Selling Stockholders are “affiliates” of the Company, as defined by Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholders were issued grants of stock, which they hold of their own account, as well as restricted stock, restricted stock units, options, and other convertible rights (the “Stock Rights”) which were convertible, upon vesting and settlement by the Company, into Shares pursuant to the 2018 Plan. The Company will issue Shares under the Registration Statement of which this Reoffer Prospectus forms a part to the Selling Stockholders in settlement of the Stock Rights held by the Selling Stockholders on a one-for-one basis pursuant to the 2018 Plan and the term of their individual award agreements.

It is anticipated that the Selling Stockholders will offer the Shares issued to them for sale at prevailing prices on The NASDAQ Capital Market on the date of sale; however, the Selling Stockholders may also sell the Shares issued to them in various other types of transactions, such as, for example, sales in negotiated transactions through underwriters. For a description of the various methods by which the Selling Stockholders may offer and sell their Shares described in this Reoffer Prospectus, see the section entitled “Plan of Distribution” of this Reoffer Prospectus. We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering will be borne by us and will not borne by the Selling Stockholders.

Some of the Shares issued pursuant to the 2018 Plan in settlement of awards granted to the Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Shares (including the Shares issuable upon settlement of the Stock Rights) under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

The Selling Stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on The NASDAQ Capital Market under the symbol “MARA”. On February 5, 2021, the closing price of our common stock on such market was $22.52 per share.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 9 of this Reoffer Prospectus, as well as those disclosed in our most recent annual report on Form 10-K, as amended.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is February 10, 2021.

iii

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS REOFFER PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS REOFFER PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS REOFFER PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER OF ANY SECURITIES PURSUANT TO THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

iv

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Reoffer Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Reoffer Prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this Reoffer Prospectus, unless otherwise noted, “Marathon,” “Company,” “we,” “us,” and “our” refer to Marathon Patent Group, Inc.

ABOUT MARATHON PATENT GROUP

We were incorporated in the State of Nevada on February 23, 2010 under the name Verve Ventures, Inc. On December 7, 2011, we changed our name to American Strategic Minerals Corporation and were engaged in exploration and potential development of uranium and vanadium minerals business. In June 2012, we discontinued our minerals business and began to invest in real estate properties in Southern California. In October 2012, we discontinued our real estate business when our former CEO joined the firm and we commenced our IP licensing operations, at which time the Company’s name was changed to Marathon Patent Group, Inc. On November 1, 2017, we entered into a merger agreement with Global Bit Ventures, Inc. (“GBV”), which is focused on mining digital assets. We purchased cryptocurrency mining machines and established a data center in Canada to mine digital assets. We intend to expand its activities in the mining of new digital assets, while at the same time harvesting the value of our remaining IP assets.

On June 28, 2018, our Board has determined that it is in the best interests of the Company and our shareholders to allow the Amended Merger Agreement with GBV to expire on its current termination date of June 28, 2018 without further negotiation or extension. The Board approved to issue 3,000,000 shares of our common stock to GBV as a termination fee for us canceling the proposed merger between the two companies.

All share and per share values for all periods presented in the accompanying consolidated financial statements have been retroactively adjusted to reflect the 1:4 Reverse Split which occurred on April 8, 2019.

On September 30, 2019, the Company consummated the purchase of 6000 S-9 Bitmain 13.5 TH/s Bitcoin Antminers (“Miners”) from SelectGreen Blockchain Ltd. (the “Seller”), a British Columbia corporation, for which the purchase price was $4,086,250 or 2,335,000 shares of its common stock at a price of $1.75 per share. As a result of an exchange cap requirement imposed in conjunction with the Company’s Listing of Additional Shares application filed with Nasdaq to the transaction, the Company issued 1,276,442 shares of its common stock which represented $2,233,773 of the $4,086,250 (constituting 19.9% of the issued and outstanding shares on the date of the Asset Purchase Agreement) and upon the receipt of shareholder approval, at the Annual Shareholders Meeting to be held on November 15, 2019, the Company can issue the balance of the 1,058,558 unregistered common stock shares. The shareholders did approve the issuance of the additional shares at the Annual Shareholders Meeting. The Company has issued an additional 474,808 at $0.90 per share on December 27, 2019. On March 30, 2020, the Seller has agreed to amend the total of number of shares to be issued was reduced to 2,101,500 shares and the rest of 350,250 shares was issued at $0.49 per share. There was no mining payable outstanding as of September 30, 2020.

1

As of April 6, 2020, the Company received notice from the Nasdaq Capital Market that the Company has failed to maintain a minimum closing bid price of $1.00 per share of its Common Stock over the last consecutive 30 business days based upon the closing bid price for its common stock as required by Rule 5550(a)(2). However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance during which time it must maintain a minimum closing bid price of at least $1.00 per share for a minimum period of 10 consecutive business days, which must be completed by October 5, 2020. On April 20, 2020, the Company received a further notice from the Nasdaq Capital Market that the Company’s time to maintain a minimum closing bid price of at least $1.00 per share for a minimum period of 10 consecutive business days has been extended from October 5, 2020 to December 17, 2020. As of August 6, 2020, the Company has regained compliance with Rule 5550(a)(2) as the closing bid price has been in excess of $1.00 per share for the past ten trading days.

On May 11, 2020, the Company announced the purchase of 700 M30S+ (80 TH) miners. On May 12, 2020, the Company announced the purchase 660 Bitmain S19 Pro Miners. On June 11, 2020, the Company announced the purchase of an additional 500 of the latest generation Bitmain S19 Pro Miners, bringing the Company’s total Hashrate to approximately 240 PH/s when fully deployed.

On May 20, 2020, the Company amended its note, originally dated August 31, 2017, with Bi-Coastal Consulting Defined Benefit Plan to reduce the conversion price to $0.60 per share. The current principal balance of the Note was $999,105.60 and accrued the interest was $215,411.30. The Company agreed to the reduction in the conversion price from $0.80 to $0.60 to incentivize the Note holder to convert the Note to common stock. As the Note has been fully converted to common stock, the Company has no Long-Term debt.

On July 28, 2020, we closed a public offering of 7,666,666 shares of common stock, including the exercise in full by the underwriter of the option to purchase an additional 999,999 shares of common stock, at a public offering price of $0.90 per share. The gross proceeds of this offering, before deducting underwriting discounts and commissions and other offering expenses payable by Marathon, were approximately $6.9 million.

On July 29, 2020, the Company announced the purchase of 700 next generation M31S+ ASIC Miners from MicroBT. The miners are expected to arrive mid-August. Additionally, Bitmain has notified the Company that 660 of the 1,660 Bitmain S-19 Pro Miners previously purchased will be delivered in mid-August.

On August 13, 2020, the Company entered into a Long Term Purchase Contract with Bitmaintech PTE., LTD (“Bitmain”) for the purchase of 10,500 next generation Antminer S-19 Pro ASIC Miners. The purchase price per unit is $2,362 ($2,206 with a 6.62% discount) for a total purchase price of $24,801,000 (with a 6.62% discount for a discounted price of $23,159,174). The parties confirm that the total hashrate of the Antminers under this agreement shall not be less than 1,155,000 TH/s.

The Company shall pay for the Antminers as follows:

(1)	Twenty percent (20%) of the total purchase price shall be paid as a nonrefundable down payment within forty-eight (48) hours of execution of the agreement.

(2)	The Company shall pay the twenty percent (20%) of the total purchase price prior to September 20, 2020.

(3)	The Company shall pay the ten percent (10%) of the total purchase price prior to October 10, 2020.

(4)	The Company shall pay the remaining fifty percent (50%) of the total purchase price in equal monthly installments due not less than fifty-five (55) days prior to the scheduled delivery of the Product(s) as follows:

a)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the first installment of products to be shipped to the Company in January 2021.

b)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the second installment of the products to be shipped to the Company in February 2021.

c)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the third installment of the products to be shipped to the Company in March 2021.

d)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the fourth installment of the products to be shipped to the Company in April 2021.

e)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the fifth installment of the products to be shipped to the Company in May 2021.

f)	eight-point thirty-three percent (8.33%) no later than 55 days prior to each scheduled delivery period as to the sixth installment of the products to be shipped to the Company in June 2021.

Subject to the timely payment of the purchase price, Bitmain shall deliver products according to the following schedule: 1,500 Units on or before January 31, 2021; and 1,800 units on or before each of February 28, 2021; March 31, 2021; April 30, 2021, May 31, 2021 and June 30, 2021.

On October 23, 2020, Marathon Patent Group (the “Company”) executed a contract with Bitmain to purchase an additional 10,000 next generation Antminer S-19 Pro ASIC Miners. The 2021 delivery schedule will be 2,500 Units in January, 4,500 Units in February and the final 3,000 Units in March 2021.The purchase price is $21,815,432.00 with 30% due upon the execution of the contract and the balance paid over the next 4 months.

On December 8, 2020, Marathon Patent Group (the “Company”) executed a contract with Bitmain to purchase an additional 10,000 next generation Antminer S-19j Pro ASIC Miners, with 6,000 units to be delivered in August 2021, and the remaining 4,000 units to be delivered in September 2021. The purchase price is $21,923,071.00 with 10% of the purchase price due within 48 hours of execution of the contract, 30% due on January 14, 2021, 10% due on February 15, 2021, 30% due on June 15, 2021 and 20% due on July 15, 2021.

2

On December 23, 2020, Marathon Patent Group (the “Company”) executed a contract with Bitmain to purchase an additional 70,000 next generation Antminer S-19 ASIC Miners, with 7,000 units to be delivered in July 2021, and the remaining 63,000 units to be delivered in December 2021. The purchase price is $167,763,451.93. The purchase price for the miners shall be paid as follows: 20% within 48 hours of signing of contract; 30% on or before March 1, 2021; 4.75% on June 15, 2021; 1.76% on July 15, 2021; 4.58% on August 15, 2021; 10.19% on September 15, 2021; 17.63% on October 15, 2021 and 11.55% on November 15, 2021.

Effective December 31, 2020, The Board of Directors of Marathon Patent Group, Inc. (the “Company”) ratified the following arrangements approved by its Compensation Committee:

Merrick Okamoto, CEO was awarded a cash bonus of $2,000,000 which was paid before year end 2020. He was also awarded a special bonus of 1,000,000 RSUs with immediate vesting. He was given a new three-year employment agreement effective January 1, 2021 with the same salary and bonus as the prior agreement. He was also granted the following: award of 1,000,000 RSUs when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $500,000,000; award of 1,000,000 RSUs priced when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $750,000,000; award of 2,000,000 RSUs priced at lowest closing stock price in past 30 trading days when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $1,000,000,000; and award of 2,000,000 RSUs when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $2,000,000,000.

Sim Salzman, CFO, was granted a bonus payment of $40,000 in cash; and a bonus of 91,324 RSUs with immediate vesting. James Crawford, COO, was granted a bonus payment of $127,308 in cash and a stock bonus of 57,990 RSUs with immediate vesting. Furthermore, per his employment agreement, his base salary for the 2021 will be increased by 3%.

Compensation for directors of the board for 2021 as follows: (i) cash compensation of $60,000 per year for each director, plus an additional $15,000 per year for each committee chair, paid 25% at the end of each calendar quarter; (ii) for existing directors, the equivalent of 54,795 RSUs; and (iii) for newly elected directors, a one-time grant of 91,324 RSUs, vesting 25% each calendar quarter during 2021. For clarification, new directors will also receive the same annual compensation as existing directors in addition to their one time grant.

On January 4, 2021, the Company received a letter from Nasdaq that because the Company had delayed its annual meeting until January 15, 2021 (in order to to enable further shareholders to vote their shares in order to meet the 50.1% quorum requirement), that it was not in compliance with Nasdaq Rules 5620(a) which requires that an annual meeting be held within one year of each fiscal year. As the Company has indicated to Nasdaq in late December, it has received reports from its proxy solicitor that the quorum requirements have been met, and all matters have received requisite approvals to pass at the Annual Meeting on January 15, 2021. Once the Annual Meeting is held and the results publicly reported, Nasdaq has indicated that the Company will be deemed back in compliance with this requirement.

On January 4, 2021, the Company also announced that it had successfully completed its previously announced $200 million shelf offering by utilizing its at-the-market (ATM) facility. As a result, the Company ended the 2020 fiscal year with $217.6 million in cash and 74,656,549 shares outstanding.

On January 15, 2021, Marathon Patent Group, Inc., a Nevada corporation (the “Company”), held an annual meeting of stockholders (the “Meeting”). As of the record date for the Meeting, 51,403,280 shares of common stock were issued and outstanding. A total of 33,981,556 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

3

VOTES CAST

Common shares	PROPOSAL #1 Increase in Shares under 2018 Incentive Plan by 5 million	PROPOSAL #2a Election of Merrick Okamoto	PROPOSAL #2b Election of Peter Benz	PROPOSAL #3 Ratification of Auditor	PROPOSAL #4 Nonbinding Advisory Vote on Executive Compensation
Yes	10,112,531	12,184,952	12,216,945	32,948,526	11,146,174
No	2,278,676			464,134	1,093,170
Abstain	163,325	369,187	337,194	567,470	315,663
Broker Non-Vote	21,427,024	21,427,417	21,427,417	1,426	21,426,549

On January 12, 2020, Marathon Patent Group, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 12,500,000 shares of its common stock (the “Securities”) at an offering price of $20.00 per share.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The closing of the Offering occurred on January 15, 2021. The Company received gross proceeds of $250,000,000 in connection with the Offering, before deducting placement agent fees and related offering expenses.

Pursuant to a letter agreement, dated August 2020 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay to the Placement Agent a cash fee of 5.0% of the aggregate gross proceeds raised in the Offering. The Company also issued to designees of the Placement Agent warrants to purchase up to 3.0% of the aggregate number of shares of Common Stock sold in the transactions, or warrants to purchase up to 375,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price equal to 125% of the offering price per share (or $25.00 per share). The Company also agreed to pay the Placement Agent $50,000 for accountable expenses, to reimburse an investor’s legal fees in an amount up to $7,500 and to pay $12,900 for the Placement Agent’s clearing fees. Pursuant to the terms of the Engagement Letter, the Placement Agent has the right, for a period of twelve months following the closing of the Offerings, to act (i) as financial advisor in connection with any merger, consolidation or similar business combination by the Company and (ii) as sole book-running manager, sole underwriter or sole placement agent in connection with certain debt and equity financing transactions by the Company.

Effective January 19, 2021, David Lieberman resigned as a director of Marathon Patent Group, Inc. (the “Company”). On the same date, the Company’s Board appointed Kevin DeNuccio as a director to fill the vacancy created by Mr. Lieberman’s resignation.

Mr. DeNuccio is the Founder and General Partner of Wild West Capital LLC since 2012 where he focused on angel investments, primarily in SAAS software start-ups.

He brings to Marathon more than 25 years of experience as a chief executive, global sales leader, public and private board member, and more than a dozen angel investments, managing and growing leading technology businesses. He served in senior executive positions with Verizon, Cisco Systems, Ericsson, Redback Networks, Wang Laboratories and Unisys Corporation.

On January 25, 2021, the Company announced that it has purchased 4,812.66 BTC in an aggregate purchase price of $150 million.

Blockchain and Cryptocurrencies Generally

Distributed blockchain technology is a decentralized and encrypted ledger that is designed to offer a secure, efficient, verifiable, and permanent way of storing records and other information without the need for intermediaries. Cryptocurrencies serve multiple purposes. They can serve as a medium of exchange, store of value or unit of account. Examples of cryptocurrencies include: bitcoin, bitcoin cash, and litecoin. Blockchain technologies are being evaluated for a multitude of industries due to the belief in their ability to have a significant impact in many areas of business, finance, information management, and governance.

4

Cryptocurrencies are decentralized currencies that enable near instantaneous transfers. Transactions occur via an open source, cryptographic protocol platform which uses peer-to-peer technology to operate with no central authority. The online network hosts the public transaction ledger, known as the blockchain, and each cryptocurrency is associated with a source code that comprises the basis for the cryptographic and algorithmic protocols governing the blockchain. In a cryptocurrency network, every peer has its own copy of the blockchain, which contains records of every historical transaction - effectively containing records of all account balances. Each account is identified solely by its unique public key (making it effectively anonymous) and is secured with its associated private key (kept secret, like a password). The combination of private and public cryptographic keys constitutes a secure digital identity in the form of a digital signature, providing strong control of ownership.

No single entity owns or operates the network. The infrastructure is collectively maintained by a decentralized public user base. As the network is decentralized, it does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of the currency units. Rather, the value is determined by market factors, supply and demand for the units, the prices being set in transfers by mutual agreement or barter among transacting parties, as well as the number of merchants that may accept the cryptocurrency. Since transfers do not require involvement of intermediaries or third parties, there are currently little to no transaction costs in direct peer-to-peer transactions. Units of cryptocurrency can be converted to fiat currencies, such as the US dollar, at rates determined on various exchanges, such as Cumberland, Coinsquare (in Canada), Coinbase, Bitsquare, Bitstamp, and others. Cryptocurrency prices are quoted on various exchanges and fluctuate with extreme volatility.

We believe cryptocurrencies offer many advantages over traditional, fiat currencies, although many of these factors also present potential disadvantages and may introduce additional risks, including:

●	acting as a fraud deterrent, as cryptocurrencies are digital and cannot be counterfeited or reversed arbitrarily by a sender;

●	immediate settlement;

●	elimination of counterparty risk;

●	no trusted intermediary required;

●	lower fees;

●	identity theft prevention;

●	accessible by everyone;

●	transactions are verified and protected through a confirmation process, which prevents the problem of double spending;

●	decentralized – no central authority (government or financial institution); and

●	recognized universally and not bound by government imposed or market exchange rates.

However, cryptocurrencies may not provide all of the benefits they purport to offer at all or at any time.

Bitcoin was first introduced in 2008 and was first introduced as a means of exchange in 2009. Bitcoin is a consensus network that enables a new payment system and a completely new form of digital money. It is the first decentralized peer-to-peer payment network that is powered by its users with no central authority or middlemen. From a user perspective, we believe bitcoin can be viewed as cash for the Internet. The bitcoin network shares a public ledger called the “blockchain.” This ledger contains every transaction ever processed, allowing a user’s computer to verify the validity of each transaction. The authenticity of each transaction is protected by digital signatures corresponding to the sending addresses, allowing all users to have full control over sending bitcoins currency rewards from their own bitcoin addresses. In addition, anyone can process transactions using the computing power of specialized hardware and earn a reward in bitcoins for this service. This process is often called “mining.”

5

As with many new and emerging technologies, there are potentially significant risks. Businesses (including the Company) which are seeking to develop, promote, adopt, transact or rely upon blockchain technologies and cryptocurrencies have a limited track record and operate within an untested new environment. These risks are not only related to the businesses the Company pursues, but the sector and industry as a whole, as well as the entirety of the concept behind blockchain and cryptocurrency as value. Factors such as access to computer processing capacity, interconnectivity, electricity cost, environmental factors (such as cooling capacity) and location play an important role in “mining,” which is the term for using the specialized computers in connection with the blockchain for the creation of new units of cryptocurrency.

Mathematically Controlled Supply

The method for creating new bitcoins is mathematically controlled in a manner so that the supply of bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of bitcoins awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 12.5 bitcoins per block and the reward decreased by half to become 6.25 bitcoins around May 10, 2020 (based on estimates of the rate of block solution calculated by BitcoinClock.com). This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will never exceed 21 million and that bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. The Company monitors the Blockchain network and, as of December 9, 2020, based on the information we collected from our network access, more than 18.45 million bitcoins have been mined.

Digital Asset Mining

We intend to power and secure blockchains by verifying blockchain transactions using custom hardware and software. We are currently using our hardware to mine bitcoin (“BTC”) and expect to mine BTC, and potentially other cryptocurrencies. Bitcoin relies on different technologies based on the blockchain. Wherein bitcoin is a digital currency, we will be compensated in BTC based on the mining transactions we perform, which is how we will earn revenue.

Blockchains are decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries. Blockchains enable the existence of digital assets by allowing participants to confirm transactions without the need for a central certifying authority. When a participant requests a transaction, a peer-to-peer network consisting of computers, known as nodes, validate the transaction and the user’s status using known algorithms. After the transaction is verified, it is combined with other transactions to create a new block of data for the ledger. The new block is added to the existing blockchain in a way that is permanent and unalterable, and the transaction is complete.

Digital assets (also known as cryptocurrency) are a medium of exchange that uses encryption techniques to control the creation of monetary units and to verify the transfer of funds. Many consumers use digital assets because it offers cheaper and faster peer-to-peer payment options without the need to provide personal details. Every single transaction and the ownership of every single digital asset in circulation is recorded in the blockchain. Miners use powerful computers that tally the transactions to run the blockchain. These miners update each time a transaction is made and ensure the authenticity of information. The miners receive a transaction fee for their service in the form of a portion of the new digital “coins” that are issued.

Performance Metrics – Hashing

We operate mining hardware which performs computational operations in support of the blockchain measured in “hash rate” or “hashes per second.” A “hash” is the computation run by mining hardware in support of the blockchain; therefore, a miner’s “hash rate” refers to the rate at which it is capable of solving such computations. The original equipment used for mining bitcoin utilized the Central Processing Unit (CPU) of a computer to mine various forms of cryptocurrency. Due to performance limitations, CPU mining was rapidly replaced by the Graphics Processing Unit (GPU), which offers significant performance advantages over CPUs. General purpose chipsets like CPUs and GPUs have since been replaced in the mining industry by Application Specific Integrated Circuits (ASIC) chips. These ASIC chips are designed specifically to maximize the rate of hashing operations.

6

We measure our mining performance and competitive position based on overall hash rate being produced in our mining sites. The latest equipment utilized in our mining operation performs in the range of approximately 86 – 110 terahash per second (TH/s) per unit. This mining hardware is on the cutting edge of available mining equipment and we believe our acquisition of our units places us among leaders of publicly-traded cryptocurrency miners; however, advances and improvements to the technology are ongoing and may be available in quantities to the market in the near future which may affect our perceived position. We believe that our current inventory of miners establishes us among the top public companies in the United States mining cryptocurrency.

Government Regulation

Government regulation of blockchain and cryptocurrency is being actively considered by the United States federal government via a number of agencies and regulatory bodies, as well as similar entities in other countries. State government regulations also may apply to our activities and other activities in which we participate or may participate in the future. Other regulatory bodies are governmental or semi-governmental and have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business.

Regulations may substantially change in the future and it is presently not possible to know how regulations will apply to our businesses, or when they will be effective. As the regulatory and legal environment evolves, we may become subject to new laws, further regulation by the SEC and other agencies, which may affect our mining and other activities. For instance, various bills have also been proposed in Congress related to our business, which may be adopted and have an impact on us. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see the Section entitled “Risk Factors” herein.

Intellectual Property

We actively use specific hardware and software for our cryptocurrency mining operation. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, we intend to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and cryptocurrency related operations. We do expect to rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for purposes of our cryptocurrency mining operation.

Competition

In cryptocurrency mining, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers. Miners may organize themselves in mining pools. The Company competes or may in the future compete with other companies that focus all or a portion of their activities on owning or operating cryptocurrency exchanges, developing programming for the blockchain, and mining activities. At present, the information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable. Published sources of information include “bitcoin.org” and “blockchain.info”; however, the reliability of that information and its continued availability cannot be assured.

7

Several public companies (traded in the U.S. and Internationally), such as the following, may be considered to compete with us, although we believe there is no company, including the following, which engages in the same scope of activities as we do.

●	Overstock.com Inc.

●	Bitcoin Investment Trust

●	Blockchain Industries, Inc. (formerly Omni Global Technologies, Inc.)

●	Bitfarms Technologies Ltd. (formerly Blockchain Mining Ltd)

●	DMG Blockchain Solutions Inc.

●	Digihost International, Inc.

●	Hive Blockchain Technologies Inc.

●	Hut 8 Mining Corp.

●	HashChain Technology, Inc.

●	MGT Capital Investments, Inc.

●	DPW Holdings, Inc.

●	Layer1 Technologies, LLC

●	Northern Data AG

●	Riot Blockchain

While there is limited available information regarding our non-public competitors, we believe that our recent acquisition and deployment of miners (as discussed further above) positions us well among the publicly traded companies involved in the cryptocurrency mining industry. The cryptocurrency industry is a highly competitive and evolving industry and new competitors and/or emerging technologies could enter the market and affect our competitiveness in the future.

Employees

As of February 5, 2021, we had 3 full-time employees. We believe our employee relations to be good.

Accounting for Digital Currencies

The lack of U.S. Generally Accepted Accounting Principles (U.S. GAAP) instruction regarding the proper accounting treatment of digital currency assets has created uncertainty regarding the reporting and proper asset classification of digital currency holdings. Management intends to exercise its business judgment in determining appropriate accounting treatment for the recognition of revenue from mining of digital currencies. Management, in conjunction with its outside public accountants and its auditors, has examined various factors surrounding the substance of the Company’s operations and the available guidance published for public company accounting practices in Accounting Standards Codification.

The Company intends to account for its digital currency assets as indefinite life intangible assets. An intangible asset with an indefinite useful life is not amortized, but rather is assessed for impairment annually, or more frequently, when events or changes in circumstances occur which indicate that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company will have the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. Realized gain or loss on the sale of digital currencies is included in other income or expenses in the Company’s statements of operations.

Corporate Information

We were incorporated in the State of Nevada on February 23, 2010 under the name Verve Ventures, Inc. On December 7, 2011, we changed our name to American Strategic Minerals Corporation and were engaged in exploration and potential development of uranium and vanadium minerals business. In June 2012, we discontinued our minerals business and began to invest in real estate properties in Southern California. In October 2012, we discontinued our real estate business when our former CEO joined the firm and we commenced our IP licensing operations, at which time the Company’s name was changed to Marathon Patent Group, Inc. The address and phone number of our principal office is 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144; 702-945-2773. Our corporate website is www.marathonpg.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

8

THE OFFERING

Shares of common stock outstanding prior to this offering	93,944,698	(1)

Shares being offered by the Selling Stockholders	5,000,000	(2)

Shares of common stock to be outstanding after the offering	98,944,698	(1)(2)

(1) As of February 8, 2021.

(2) Assumes the settlement of all restricted stock unit grants and options awarded to the Selling Stockholders in shares of our common stock on a one for one basis and the subsequent sale by the Selling Stockholders of all of the shares of our common stock issued to them by the Company and registered for resale to the public under the Registration Statement accompanying this Reoffer Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this Reoffer Prospectus.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 9 of this Reoffer Prospectus.

NASDAQ Symbol	MARA

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2020, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, together with the financial or other information contained or incorporated by reference in such reports, and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this Reoffer Prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see the section entitled “Where You Can Find More Information” on page 14 of this Reoffer Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements relate to future events or the Company’s future performance and include statements regarding expectations, beliefs, plans, intentions and strategies of the Company. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company as of the date of the filing of this Reoffer Prospectus and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Accordingly, you should not place undue reliance on these forward-looking statements, as actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following:

●	our history of operating losses and our ability to achieve or sustain profitability;

●	our recent shift to an entirely new business and our ability to succeed in this new business;

●	intense competition;

●	our ability to raise additional capital needed to finance our business;

●	general economic conditions in the U.S. and globally including those caused by the COVID-19 pandemic;

●	our ability to maintain the value and reputation of our brand;

●	our ability to attract and retain senior management and other qualified personnel;

●	cryptocurrency-related risks, including regulatory changes or actions and uncertainty regarding acceptance and/or widespread use of virtual currency;

●	risks relating to our virtual currency mining operations, including among others, risks associated with the need for significant electrical power, cybersecurity risks and risk of increased world-wide competition for a fixed number of bitcoin reward levels;

●	our dependence in large part upon the value of virtual currencies, especially bitcoin, which have historically been subject to significant volatility in their market prices;

●	risks relating to our planned establishment of a virtual currency exchange, including, among others, regulatory requirements and challenges and security threats;

●	our ability to protect our intellectual property rights;

●	volatility in the trading price of our common stock;

●	our ability to maintain the Nasdaq listing of our common stock;

●	our investments in other virtual currency and blockchain focused companies may not be realizable; and

●	the risks and, uncertainties discussed in Part II. Item 1A. “Risk Factors” included in this Reoffer Prospectus and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q together with the financial or other information contained or incorporated by reference in such reports, and Current Reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this Reoffer Prospectus.

Accordingly, you should read this Reoffer Prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows. The forward-looking statements contained in this Reoffer Prospectus speak only as of the date of filing of this Reoffer Prospectus and, unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

9

USE OF PROCEEDS

The Shares offered by the Selling Stockholders pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. As a result, all proceeds from the sales of the Shares will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell their Shares pursuant to this Reoffer Prospectus from time-to-time at prices and at terms according to the then prevailing market price for shares of our Shares, or in negotiated transactions.

SELLING STOCKHOLDERS

The table below sets forth, as of February 8, 2021, (i) the number of Shares held of record or beneficially owned by the Selling Stockholders as of such date (as determined below) and (ii) the number of Shares that may be sold or otherwise disposed of under this Reoffer Prospectus by each Selling Stockholder (including those Shares which may be issued in settlement of those Stock Rights held by the Selling Stockholders). Beneficial ownership includes Shares plus any securities held by the holder exercisable for or convertible into Shares within sixty (60) days after June 30, 2020, in accordance with Rule 13d-3(d)(1) under the Exchange Act. On February 8, 2021 the Company amended its 2018 Plan to retroactively cover the 245,639 share increase over the 2,500,000 shares originally reserved for issuance thereunder (as a result of the 1:4 reverse stock split effected by the Company on April 8, 2019) pursuant to Section 12(a) which permits nonmaterial increases without stockholder approval). The inclusion of any Shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholders named below. We do not know when or in what amounts a Selling Stockholder may sell or otherwise dispose of the Shares covered hereby. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their Shares in transactions exempt from or not subject to the registration requirements of the Securities Act since the date on which the information in the following table was provided to us. Information concerning the Selling Stockholders may change from time to time and, we will, as appropriate, supplement this Reoffer Prospectus in order to reflect grants under the 2018 Plan and/or to update the list of Selling Stockholders and the number of Shares being offered. The Selling Stockholders may not sell or otherwise dispose of any or all of the Shares offered pursuant to this Reoffer Prospectus and they may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Selling Stockholders may sell or otherwise dispose of some, all or none of the Shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering contemplated by this Reoffer Prospectus. However, for purposes of the following table, we have assumed that all of the Shares covered hereby are sold by the Selling Stockholders pursuant to this Reoffer Prospectus. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders.

All Selling Stockholders named are current officers or directors or advisors of the Company. All of the Selling Stockholders received their Shares being offered pursuant to this Reoffer Prospectus in return for services rendered to the Company. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their Shares, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated below, to our knowledge, no persons named in the table are a broker-dealer or affiliate of a broker-dealer. Unless otherwise indicated, each Selling Shareholder’s mailing address is: c/o Marathon Patent Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

Name	Number of Shares Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned Before Resale(1)**	Shares Offered in this Offering(2)(3)	Number of Shares Beneficially Owned After this Offering(1)	Percentage of Shares Beneficially Owned After this Offering**
Merrick Okamoto(4)	454,941	*	4,452,609	3,999,004	*
Simeon Salzman (5)	-	*	91,324	89,017	*
James Crawford (6)	124,245	*	57,990	180,277	*
Fred Thiel(7)	37,424	*	79,795	37,424	*
Michael Berg(8)	41,607	*	54,795	41,607	*
Peter Benz (9)	-	*	146,119	-	*
Kevin DeNuccio (10)	-	*	67,368	-	*
Jolie Kahn, Esq.(11)	31,339	*	25,000	31,339	*
Jason Assad (12)	-	*	25,000	-	*
Total			5,000,000

*Less than 1%

** Based upon 93,847,483 shares of Shares issued and outstanding as of February 8, 2021.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options currently exercisable, or exercisable, or restricted stock units that vest, within 60 days after February 8, 2021, (as used in this section, the “Determination Date”), are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options and/or restricted stock units but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling stockholder has voting and dispositive power.

(2) Assumes the exercise and sale of all Shares issued in the settlement of all RSUs held by the Selling Stockholders although it is the current intent of the Selling Stockholders to only sell shares in an amount necessary to cover tax liability for shares issued as RSUs vest.

(3) Includes shares for shares being issued upon vesting of all RSUs, which vest in equal quarterly amounts, on March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021.

(4) Includes 75% vested of the 1,819,767 RSUs granted, which vest as of March 31, 2021 and 46,875 shares owned. In addition, 100% of the 4,452,608 RSUs granted, vest immediately on February 8, 2021.

(5) Includes 100% vested of the 91,324 RSUs granted, which vest immediately, as of February 8, 2021.

(6) Includes 75% vested of the 245,349 RSUs granted, which vest as of March 31, 2021 as well as 100% vested of the 57,990 RSUs granted, which vest immediately, as of February 8, 2021.

(7) Includes 75% vested of the 62,500 RSUs granted, which vest as of March 31, 2021. Additional 79,795 RSUs granted vest on December 31, 2021.

(8) Includes 75% vested of the 87,500 RSUs granted, which vest as of March 31, 2021. Additional 54,795 RSUs granted vest on December 31, 2021.

(9) Includes 0% vested of the 146,119 RSUs granted, which vest as of December 31, 2021.

(10) Includes 0% vested of the 67,368 RSUs granted, which vest as of December 31, 2021.

(11) Includes 75% vested of the 50,000 RSUs granted, which vest as of March 31, 2021. Additional 25,000 RSUs granted vest on December 31, 2021.

(12) Includes 0% vested of the 25,000 RSUs granted, which vest as of December 31, 2021.

10

PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the Shares covered by this Reoffer Prospectus at various times while the Registration Statement to which this Reoffer Prospectus relates remain effective. The Selling Stockholders will act independently of the Company with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the Shares covered by this Reoffer Prospectus, except that each Selling Stockholder may sell sufficient shares to cover the tax liability associated with the vesting of any Shares pursuant to RSUs granted to it.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price;
3.	a price negotiated by such Selling Stockholder in a negotiated sale; or
4.	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The Shares may be sold by whatever permissible means selected by the Selling Stockholders, including by one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Reoffer Prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	directly to purchasers at prevailing market prices or in negotiated sales;
5.	through options, swaps or derivatives;
6.	in transactions to cover short sales;
7.	privately negotiated transactions; or
8.	on a combination of any of the above methods.

The Selling Stockholders may sell their Shares directly to purchasers or they may use brokers, dealers, underwriters or agents to sell their Shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of the Shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. The Company will bear none of the costs associated with such broker-dealer relationships on behalf of the Selling Stockholders, except with regard to those costs we may incur from time to time to update this Reoffer Prospectus, if required.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of their Shares at a stipulated price per Share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire stock as principal may thereafter resell the Shares they acquire from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales of the Shares, broker-dealers may pay to or receive from the purchasers of Shares commissions as described above. If our Selling Stockholders enter into such arrangements with brokers-dealers as described above, we will file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters, and will update this Reoffer Prospectus, as required.

11

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the Reoffer Prospectus delivery requirements of the Securities Act and we have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Shares pursuant to this Registration Statement.

Sales Pursuant to Rule 144

Any Shares covered by this Reoffer Prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold in compliance with Rule 144 rather than pursuant to this Reoffer Prospectus.

Regulation M

Each Selling Stockholder will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M. The anti-market manipulation rules of Regulation M may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares pursuant to this Reoffer Prospectus to engage in passive market-making activities with respect to such Shares. Passive market-making involves transactions in which a market maker acts as both the underwriter and as a purchaser of the Shares in the secondary market. All of the foregoing may limit the marketability of the Shares offered pursuant to this Reoffer Prospectus by the Selling Stockholders and may also limit the ability of any person to engage in market-making activities with respect to such Shares.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the Shares, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Securities;
2.	may not cover short sales by purchasing Shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the Shares will be freely tradable by any person other than our affiliates (including affiliates of our affiliates).

State Securities Laws

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless the Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. If a Selling Stockholder intends to offer our Shares in such a jurisdiction, the Selling Stockholder must do so in compliance with applicable law.

12

Expenses of Registration

We are bearing all costs relating to the registration of the Shares. These expenses are estimated to be $15,000 including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby has been passed upon for us by Jolie Kahn, Esq. as stated in its opinion, which is incorporated by reference herein. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable Reoffer Prospectus supplement.

EXPERTS

The consolidated financial statements of Marathon Patent Group, Inc. and its consolidated subsidiaries as of December 31, 2019 and 2018 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period in the two years ended December 31, 2019 have been audited by the Company’s independent registered public accounting firm, RBSM, LLP, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INTERESTS OF EXPERTS

No expert or counsel named in this Reoffer Prospectus as having prepared or certified any part of this Reoffer Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries except that our counsel, Jolie Kahn, Esq., owns 75,000 restricted stock units, which commenced vesting on a quarterly basis on June 30, 2020.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2019, other than those changes that have been described in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. See the section below under the heading, “Where You Can Find More Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Reoffer Prospectus. Information that is incorporated by reference herein is considered to be part of this Reoffer Prospectus and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this Reoffer Prospectus, and will be considered to be a part of this Reoffer Prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this Reoffer Prospectus the following filed with the SEC:

13

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 (as amended), filed on May 14, 2020, August 14, 2020 and November 13, 2020, respectively;

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on November 2, 2020, and as amended;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 9, 2020, April 22, 2020, May 20, 2020, August 18, 2020, October 13, 2020, October 23, 2020, October 29, 2020, November 18, 2020, December 16, 2020, December 22, 2020, December 28, 2020, January 7, 2021, January 15, 2021; January 15, 2021; January 22, 2021 and January 26, 2021; and

●	Our registration statement on Form 8-A filed on April 12, 2012 and July 22, 2014.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of effectiveness Registration Statement and after the date of this Reoffer Prospectus but prior to the termination of the offering of the securities covered by this Reoffer Prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at 702-945-2773 or by writing to us at the following address: Marathon Patent Group, Inc., Attn: Merrick Okamoto, CEO, 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by the Nevada Business Corporation Law, we have adopted provisions in our restated certificate of incorporation and restated by-laws that limit or eliminate the personal liability of our directors and certain executive officers and employees of the Company. We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and Marathon controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may also obtain this information from the SEC at the address listed above or from the SEC’s internet site, SEC.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, https://ir.Marathonpg.com under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this Reoffer Prospectus.

14

REOFFER PROSPECTUS

MARATHON PATENT GROUP, INC.

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

702-945-2773

5,000,000 SHARES OF COMMON STOCK

February 10, 2021

15

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Registration Statement and the accompanying prospectus. Information that is incorporated by reference herein is considered to be part of this Registration Statement and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this Registration Statement, and will be considered to be a part of this Registration Statement from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference herein the following documents filed with the SEC:

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 (as amended), filed on May 14, 2020, August 14, 2020 and November 13, 2020, respectively;

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on November 2, 2020, and as amended;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 9, 2020, April 22, 2020, May 20, 2020, August 18, 2020, October 13, 2020, October 23, 2020, October 29, 2020, November 18, 2020, December 16, 2020, December 22, 2020, December 28, 2020, January 7, 2021, January 15, 2021; January 15, 2021; January 22, 2021 and January 26, 2021; and

●	Our registration statement on Form 8-A filed on April 12, 2012 and July 22, 2014.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of effectiveness of this Registration Statement and after the date of the prospectus accompanying it but prior to the termination of the offering of the securities covered by such prospectuses. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at 702-945-2773 or by writing to us at the following address: Marathon Patent Group, Inc., Attn: Merrick Okamoto, CEO, 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Reoffer Prospectus as having prepared or certified any part of this Reoffer Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries except that our counsel, Jolie Kahn, Esq., owns 75,000 restricted stock units, which commenced vesting on a quarterly basis on June 30, 2020.

II-1

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Nevada Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Incorporation of the Company dated November 25, 2011. (1)
3.2	Certificate of Amendment to Articles of Incorporation dated February 15, 2013. (2)
3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 18, 2013 (3)
3.4	Certificate of Amendment to Articles of Incorporation dated October 25, 2017. (4)
3.5	Amended and Restated Bylaws of the Company dated November 25, 2011. (5)
3.6	Certificate of Amendment to Articles of Incorporation dated April 8, 2019 (10)
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock. (6)
4.2	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series E Convertible Preferred Stock. (7)
4.3	Certificate of Correction to Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series E Convertible Preferred Stock. (8)
4.4	Form of proposed Certificate of Designation of Preferences, Rights and Limitations of 0% Series E-1 Convertible Preferred Stock. (9)
4.5	2018 Equity Incentive Plan, as amended*
5.1	Opinion of Jolie Kahn, Esq.*
23.1	Consent of RBSM LLP*
23.2	Consent of Jolie Kahn, Esq. (contained in Exhibit 5.1)

(1)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed December 9, 2011 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed February 20, 2013 and incorporated herein by reference.
(3)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed July 19, 2013 and incorporated herein by reference.
(4)	Previously filed as Exhibit 3.4 to Registration Statement on Form S-4 filed January 24, 2018 and incorporated herein by reference.
(5)	Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed December 9, 2011 and incorporated herein by reference
(6)	Previously filed as Exhibit 3.2 to Current Report on Form 8-K filed May 7, 2014 and incorporated herein by reference.
(7)	Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed December 1, 2017 and incorporated herein by reference.
(8)	Previously filed as Exhibit 4.1 to Current Report on Form 8-K filed December 22, 2017 and incorporated herein by reference.
(9)	Previously filed as Exhibit 4.4 to Registration Statement on Form S-4 filed January 24, 2018 and incorporated herein by reference.
(10)	Previously filed as Exhibit 3.1 to Current Report on Form 8-K filed on April 8, 2019 and incorporated herein by reference.

*Filed herewith.

II-2

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-3

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, and State of Nevada, on the 10th day of February, 2021.

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer and President and Director

By:	/s/ Simeon Salzman
Name:	Simeon Salzman
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Merrick Okamoto	Chief Executive Officer and Executive Chairman and Director (Principal Executive Officer)	February 10, 2021
Merrick Okamoto

/s/ Simeon Salzman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2021
Simeon Salzman

/s/ Fred Thiel	Director	February 10, 2021
Fred Thiel

/s/ Peter Benz	Director	February 10, 2021
Peter Benz

/s/ Michael Berg	Director	February 10, 2021
Michael Berg

/s/ Kevin DeNuccio	Director	February 10, 2021
Kevin DeNuccio

II-5